                         SPECIALTY LABORATORIES, INC.
                         ----------------------------

                                                        Property No. OLSMS671G12
                                                                Account No. 3022

                       L I C E N S E      A G R E E M E N T

                                   I N D E X

 1. USE
 2. TERM
 3. CONSIDERATION
 4. INSURANCE
 5. LICENSOR'S USE OF THE PROPERTY
 6. LICENSEE'S IMPROVEMENTS
 7. LICENSEE'S PERSONAL PROPERTY
 8. HEIGHT LIMITATIONS
 9. ACCESS AND CLEARANCES
10. PARKING
11. FLAMMABLES, WASTE AND NUISANCES
12. PESTICIDES AND HERBICIDES
13. HAZARDOUS WASTE
14. SIGNS
15. FENCING
16. PARKWAYS AND LANDSCAPING -- DELETED
17. IRRIGATION EQUIPMENT
18. UNDERGROUND TANKS
19. UNDERGROUND FACILITIES -- DELETED
20. UTILITIES -- DELETED
21. TAXES, ASSESSMENTS AND LIENS
22. EXPENSE
23. ASSIGNMENTS
24. COMPLIANCE WITH LAW
25. GOVERNING LAW
26. INDEMNIFICATION
27. TERMINATION
28. EVENTS OF DEFAULT
29. REMEDIES
30. NON-POSSESSORY INTEREST
31. WAIVER
32. AUTHORITY
33. ATTORNEY FEES
34. ELECTRIC AND MAGNETIC FIELDS
35. NOTICES
36. RECORDING
37. COMPLETE AGREEMENT
ADDENDUM
--------
    PARKING

                                                        Property No. OLSMS671G12
                                                                Account No. 3022

                               LICENSE AGREEMENT

     THIS AGREEMENT, made as of the _______ day of _______________, 19__, between SOUTHERN CALIFORNIA EDISON COMPANY, a corporation organized under the laws of the State of California, hereinafter called "licensor", and SPECIALTY LABORATORIES, INC. hereinafter called "licensee";

WITNESSETH: That Licensor, for and in consideration of the faithful performance by Licensee of the terms, covenants and agreements hereinafter set forth to be kept and performed by Licensee, does hereby give to Licensee the license to use that certain real property described below and depicted on Exhibit "A" attached hereto and made a part hereof the ("Property") solely for the purpose hereinafter specified, upon and subject to the terms, reservations, covenants and conditions hereinafter set forth.

     The subject Property is located in the City of Santa Monica, County of Los Angeles, State of California

     SUBJECT TO:

     Covenants, conditions, restrictions, reservations, exceptions, rights and easements, whether or not of record including but not limited to, the follow:

     A. License Agreement to Kehillat Ma'Arav for parking purposes every Saturday between the hours of 8:00 a.m. and 4:00 p.m. effective September 17, 1998.

     B. The subject License Agreement to Specialty Laboratories, Inc. is for parking purposes only, 7 days a week, 24 hours a day except on Saturdays between the hours 8:00 a.m. - 4:00 p.m. .

     C. Licensee will be responsible for all maintenance needed to maintain and repair the electronic keypad and electronic gate.

     D. Licensee will park in designated parking spaces only which are shown on the attached Exhibit "A". The subject parking spaces will be painted "Specialty Labs" for easy identification.

     1. USE: Licensee will use the Property for automobile parking (private) purposes only. Licensor makes no representation, covenant, warranty or promise that the Property is fir for any particular use, including the use for which this Agreement is made and Licensee is not relying on any such representation, covenant, warranty or promise. Licensee's failure to make such use of the Property as determined by the Licensor in its sole discretion, will be grounds for immediate termination of this Agreement in accordance with Article 28.

     2. TERM: Unless otherwise terminated as provided herein, this Agreement will be in effect for a term of four (4) years commencing on the first day of August, 1999 and ending on the last day of July, 2003. Licensee acknowledges that this Agreement does not entitle Licensee to any subsequent agreement, for any reason whatsoever, regardless of the use Licensee makes of the Property, the improvements Licensee places on or makes to the Property, or for any other reason.

     3. CONSIDERATION: Licensee will pay to Licensor the sum of Thirty Nine Thousand Five Hundred Sixty and 00/100 Dollars ($39,560.00) upon the execution and delivery of this Agreement for the first year; with subsequent annual payments to be made as follows:

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
                                            YEARLY           PAYMENT DUE
          TERM           YEAR DUE           AMOUNT           1ST DAY OF

        2nd Year           2000           $35,600.00           August
        3rd Year           2001           $36,670.00           August
        4th Year           2002           $34,620.00           August

All payments subsequent to the initial payment will be paid to the Southern California Edison Company, Post Office Box 800, Rosemead, California, 91770,
Attention: Corporate Accounting Department - Accounts Receivable.

All accounts not paid within 30 days of the agreed upon due date will be charged a late fee on all amounts outstanding.

     4. INSURANCE: During the term of this Agreement, Licensee shall maintain the following insurance:

     (a) Workers' Compensation with statutory limits, in accordance with the laws of the State of California and Employer's Liability with limits of not less than $500,000. Licensee shall require its insurer to waive all rights of subrogation against Licensor, its officers, agents and employers, except for any liability resulting from the willful or gross negligent acts of the Licensor.

     (b) Commercial General Liability Insurance, including contractual liability and products liability, with a combined single limit of $1,000,000.00 Such insurance shall: (i) name Licensor, its officers, agents and employees as additional insureds, but only for Licensee's acts or ommissions; (ii) be primary for all purposes and (iii) contain standard cross-liability provisions

     (c) Commercial Automobile Insurance with a combined single limit of $1,000,000. Such insurance shall: (i) cover the use of owned, non-owned and hired vehicles on the Property and (ii) name Licensor, its officers, agents and employees as additional insureds.

Licensee shall provide Licensor with proof of such insurance by submission of certificates of insurance, pursuant to Section 35 "Notices," at least ten days prior to the effective date of this Agreement. Such insurance shall not be canceled nor allowed to expire nor be materially reduced without thirty days prior written notice to Licensor.

     5. LICENSOR'S USE OF THE PROPERTY: Licensee agrees that Licensor, its successors and assigns, have the right to enter upon the Property, at any time, for any purpose, and the right to conduct any activity on the Property. Exercise of this rights by Licensor, its successors and assigns, will not result in compensation to Licensee for any damages whatsoever to personal property and/or crops located on the Property.

     6. LICENSEE'S IMPROVEMENTS: Licensee must submit, for Licensor's prior written approval, complete improvement plans, including grading plans, identifying all existing and proposed improvements, a minimum of sixty (6) days prior to making any use of the Property. Licensee must submit, for Licensor's prior written approval plans for any modifications to such improvements. Written approval may be modified and/or remove any or all such previously approved improvements at Licensee's risk and expense and without any compensation from Licensor. Licensor is no required, at any time, to make any improvements, alterations, changes or additions of any nature whatsoever to the Property. Licensee expressly acknowledges that any expenditures or improvements will in no way alter Licensor's right to terminate in accordance with Article 27.

     7. LICENSEE'S PERSONAL PROPERTY: All approved equipment and other property brought, placed or erected on the Property by Licensee shall be and remain the Property of Licensee, except as otherwise set forth herein. If Licensee is not in default hereunder, Licensee shall have the right to remove the same from the Property at any time prior to thirty (30) days after the expiration or earlier termination of this Agreement; provided, however, that Licensee shall promptly restore any damage to the Property caused by the removal. If Licensee is in default, however, such equipment or other property shall not be removed by Licensee without Licensor's written consent until Licensee has cured such default, and Licensor shall have a lien thereon to the extent thereof.

     8. HEIGHT LIMITATIONS: Any equipment used by Licensee or its agents, employees or contractors, on and/or adjacent to the Property, will be used and operated so as to maintain a minimum clearance of twenty five (25) feet from all overhead electrical conductors.

     9. ACCESS AND CLEARANCES: Licensee will provide Licensor with adequate access to all of Licensor's facilities on the Property and at no time will there be an interference with the free movement of Licensor's equipment and materials over the Property. Licensor may require Licensee to provide and maintain access roads within the Property, at a minimum of sixteen (16) feet in width, together with commercial driveway aprons and curb depressions capable of supporting a gross load of forth (40) tons on a three-axle vehicle. Unless otherwise specified in writing by Licensor, Licensee will make no use of the area directly underneath Licensor's towers and will maintain the following minimum clearances at all times:

          a. A 25-foot-radius around all tower legs.
          b. A 10-foot-radius around all steel and wood poles.

NOTE: Additional clearance shall be required for structures and other material improvements.

     10. PARKING: Licensee will not repair or refuel any motor vehicle or all parking, storage, repairing or refueling of any motor vehicles on the Property unless specifically approved in writing by Licensor.

     11. FLAMMABLES, WASTE AND NUISANCES: Licensee will not, nor allow others to, place or store any flammable or waste materials on the Property or commit any waste or damage to the Property or allow any to be done. Licensee will keep the Property clean, free from weeds, rubbish and debris, and in a condition satisfactory to Licensor. Licensee will be responsible for the control of and will be liable for any damage or disturbance, caused by dust, odor, flammable or waste materials, noise or other nuisance disturbances. Licensee will not permit dogs on the Property.

     12. PESTICIDES AND HERBACIDES: Any pesticide or herbicide applications and disposals will be made in accordance with all federal, state, county and local laws. All horticulture Licensees are required to provide a copy of the annual License for Pest Exclusion/Nursery Program from the State of California, Department of Food and Agriculture. Licenses will dispose of all pesticides, herbicides and any other toxic substances declared to be either a health or environmental hazard as well as all materials contaminated by such substances, including but not limited to, containers, clothing and equipment in the manner prescribed by law.

     13. HAZARDOUS WASTE: Licensee will not engage in, or permit any other party to engage in, any activity on the Property that violates federal, state or local laws, rules or regulations pertaining to hazardous, toxic or infectious materials and/or waste. Licensee will indemnify and hold Licensor, its directors, officers agents and employees, and its successors and assigns, harmless from any and all claims, loss, damage, actions, causes or action, expenses and/or liability arising from leaks of, spills of, and/or contamination by or from hazardous materials as defined by applicable laws or regulations, which may occur during and after the Agreement term, and are attributable to the actions of, or failure to act by, Licensee or any person claiming under Licensee.

     14. SIGNS: Licensee must obtain written approval from Licensor prior to the construction or placement of any sign, signboard or other form ow outdoor advertising.

     15. FENCING: Licensee may install fencing on the Property with prior written approval from Licensor. Such fencing will include double drive gates, a minimum of sixteen (16) feet in width, designed to accommodate Licensor's locks, in locations specified by Licensor. Licensee will ground and maintain all fencing.

     16. PARKWAYS AND LANDSCAPING: Deleted

     17. IRRIGATION EQUIPMENT: Any irrigation equipment located on the Property prior to the commencement of this Agreement, including but not limited to pipelines, well pumping equipment and other structures, is the property of Licensor and will remain on and be surrendered with the Property upon termination of this Agreement.

     18. UNDERGROUND TANKS: Licensee will not install underground or above-ground storage tanks, as defined by any and all applicable laws or regulations, without Licensor's prior written approval.

     19. UNDERGROUND FACILITIES: Deleted

     20. UTILITIES: Deleted

     21. TAXES, ASSESSMENTS AND LIENS: Licensee will pay all taxes and assessments which may be levied upon any crops, personal property, and improvements, including but not limited to, buildings, structures, and fixtures on the Property. Licensee will keep the Property free from all liens, including but not limited to, mechanics liens and encumbrances by reason of use or occupancy by Licensee, or any person claiming under Licensee. If Licensee fails to pay the above-mentioned taxes, assessments or liens when due, Licensor will have the right to pay the same and charge the amount to the Licensee. All accounts not paid within 30 days of the agreed upon due date will be charged a "late fee" on all amounts outstanding up to the maximum rate allowed by law.

     22. EXPENSE: Licensee will perform and pay all obligations of Licensee under this Agreement. All matters or things herein required on the part of Licensee will be performed and paid for at the sole cost and expense of Licensee, without obligation on the part of Licensor to make payment or incur cost or expense for any such matters or things.

     23. ASSIGNMENTS: This Agreement is person to Licensee, and Licensee will not assign, transfer or sell this Agreement or any privilege hereunder in whole or in part, and any attempt to do so will be void and confer no right on any third party.

     24. COMPLIANCE WITH LAW: Licensee will comply with all applicable federal, state, county and local laws, all covenants, conditions and restrictions of record and all applicable ordinances, zoning restrictions, rules, regulations, orders and any requirements of any duly constituted public authorities now or hereafter in any manner affecting the Property or the streets and ways adjacent thereto. Licensee will obtain all permits and other governmental approvals required in connection with Licensee's activities hereunder.

     25. GOVERNING LAW: The existence, validity, construction, operation and effect of this Agreement and all of its terms and provisions will be determined in accordance with the laws of the state of California.

     26. INDEMNIFICATION: Licensee shall hold harmless, defend and indemnify Licensor, its officers, agents and employees, and its successors and assigns, from and against all claims, loss, damage, actions, causes and actions, expense and/or liability arising from or growing out of loss or damage to property, including that of Licensor, or injury to or death of persons, including employees of

Licensor resulting in any manner whatsoever, directly or indirectly, by reason of this Agreement or the use or occupancy of the Property by Licensee or any person claiming under Licensee.

     27. TERMINATION: This Agreement may be cancelled and terminated by either Licensor or Licensee, at any time, upon one hundred and twenty (120) days notice in writing. Licensee will peaceably quit, surrender and, prior to termination date, restore the Property to a condition satisfactory to the Licensor. Termination, cancellation or expiration does not release Licensee from any liability or obligation (indemnity or otherwise) which Licensee may have incurred. Licensee's continued presence after termination shall be deemed a trespass.

     28. EVENTS OF DEFAULT: The occurrence of any of the following shall constitute a material default and breach of this Agreement by Licensee:

     (a) Any failure by Licensee to pay the consideration due in accordance with Article 3, or to make any other payment required to be made by Licensee hereunder when due.

     (b)  The abandonment or vacating of the Property by Licensee.

     (c) An attempted assignment or subletting of this Agreement by Licensee in violation of Article 23.

     (d) The violation by Licensee of any resolution, ordinance, stature, code, regulation or other rule of any governmental agency in connection with Licensee's activities pursuant to this Agreement.

     (e) A failure by Licensee to observe and perform any other provision of this Agreement to be observed or performed by Licensee, where such failure continues for the time period specified in a written notice thereof by Licensor to Licensee.

     (f)  Any attempt to exclude Licensor from the licensed premises.

     (g) The making by Licensee of any general assignment for the benefit of creditors; the appointment of a receiver to take possession of substantial all of Licensee's assets located on the Property or of Licensee's privileges hereunder where possession is not restored to Licensee within five (5) days; the attachment, execution or other judicial seizure of substantially all of Licensee's assets located on the Property or of Licensee's privileges hereunder, where such seizure is not discharged within five (5) days.

     (h) Any case, proceeding or other action brought against Licensee seeking any of the relief mentioned in "clause g" of this Article which has not been stayed or dismissed within thirty (30) days after the commencement thereof.

     29. REMEDIES: In the event of any default by Licensee, then in addition to any other remedies available to Licensor at law or in equity, Licensor shall have the immediate option to terminate this Agreement and all rights of Licensor will have the right to remove Licensee's personal property from the Property, including but not limited to, buildings, structures and fixtures. In addition, Licensor may immediately recover from Licensee all amounts due and owing hereunder, plus interest at the maximum rate permitted by law on such amounts until paid, as well as any other amount necessary to compensate Licensor for all the detriment proximately caused by Licensee's failure to perform its obligations under this Agreement.

     30. NON-POSSESSORY INTEREST: Licensor retains full possession of the Property and Licensee will not acquire any interest temporary, permanent, irrevocable, possessory or otherwise by reason of this Agreement, or by the exercise of the permission given herein. Licensee will make no claim to any such interest. Any violation of this provision will immediately void and terminate this Agreement.

     31. WAIVER: No waiver by Licensor or any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Licensee of the same or any other provision. Licensor's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Licensor's consent to or approval of any subsequent act by Licensee.

     32. AUTHORITY: This Agreement is pursuant to the authority of and upon, and is subject to the conditions prescribed by General Order No. 69-C of the Public Utilities Commission of the State of California dated and effective July 10, 1985, which General Order No. 69-C, by this reference, is hereby incorporated herein and made a part hereof.

     33. ATTORNEYS' FEES: In the event of any action, suit or proceeding against the other, related to this Agreement, or any of the matters contained herein, the successful party in such action, suit or proceeding shall be entitled to recover from the other party reasonable attorney fees incurred.

     34. ELECTRIC AND MAGNETIC FIELDS ("EMF"): There have been numerous scientific studies about the potential effects of power-frequency electric and magnetic field ("EMF"). There are several sources of EMF, including household appliances and electric power facilities. After many hears of Research on this topic is continuing. Whenever anyone plans to license Edison property that is in close proximity to Edison electrical facilities, Edison wants to share with those involved in the development, information or literature it has about EMF. Should Licensee wish, brochures will be made available, upon request, that explain some facts about EMF and that outline Edison's policy in this area. Please let Edison know if you have questions or wish to have additional information.

     35. NOTICES: All notices required to be given by either party will be made in writing and deposited in the United States mail, first class, postage prepaid, addressed as follows:

         To Licensor: Southern California Edison Company
                      Corporate Realty Estate Department
                      Real Estate Revenue Division
                      100 Long Beach Blvd. Suite 1004
                      Long Beach CA 90802

         To Licensee: Specialty Laboratories, Inc.
                      2211 Michigan Avenue
                      Santa Monica, CA 90404-3900

         Business Telephone No. (310) 828-6543


Licensee will immediately notify Licensor of any address change.

     36. RECORDING: Licensee will not record this Agreement.

     37. COMPLETE AGREEMENT: Licensor and Licensee acknowledge that the foregoing provisions and any addenda and exhibits attached hereto constitute the entire Agreement between the parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate as of the date and year herein first above written.

                                           SOUTHERN CALIFORNIA EDISON COMPANY

                                           By /s/ MIKE ORDUNO
                                              -------------------------------
                                                                     LICENSOR
                                                  MIKE ORDUNO, CCIM
                                                  Land Development Manager
                                                  Real Estate Revenue


                                           SPECIALTY LABORATORIES, INC.

                                           By /s/ Bart E. Thielen
                                              -------------------------------
                                                                     LICENSEE

                                           Print Name:  Bart E. Thielen
                                                       ----------------------

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                                A D D E N D U M
                                ---------------

PARKING

A. Vehicles parked on the Property are limited to those owned by Licensee and its employees, invitees, customers and visitors. Licensee will not allow the storage, repairing or refueling of any vehicles on the property.

B. No portion of the Property will be used to satisfy the minimum parking requirements of any government agency.

C. Licensee must obtain prior written approval from Licensor for any vehicle parking improvements and/or subsequent modification. Licensee will maintain parking improvements at all times in a safe condition satisfactory to Licensor.

D. Parking will be permitted in designated areas only. No parking will be permitted under or within ten feet of the "drip line" of Licensor's overhead electric conductors.

E. At any time, Licensor may require the relocation of any portion of the parking improvements. Licensee will relocate same, at its expense, to a location satisfactory to Licensor with sixty (60) days after receiving notice to relocate from Licensor.




                                  [Illegible]
                            -----------------------
                              Licensee's Initials

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                   DESCRIPTION OF FACILITIES AND MAP OF AREA]


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                          [INSURANCE CERTIFICATE FORM]